Exhibit 10.1

CYTODYN INC.

2012 EQUITY INCENTIVE PLAN

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TABLE OF CONTENTS

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TABLE OF CONTENTS

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13.7	Securities Law Restrictions	18

13.8	Continuing Restriction Agreement	18

13.9	Governing Law	18

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2012 EQUITY INCENTIVE PLAN

ARTICLE 1

ESTABLISHMENT AND PURPOSE

1.1 Establishment. CytoDyn Inc., a Colorado corporation (the “Corporation”), hereby establishes the CytoDyn Inc. 2012 Equity Incentive Plan (the “Plan”), effective as of December 12, 2012 (the “Effective Date”).

1.2 Purpose. The purpose of the Plan is to promote and advance the interests of the Corporation and its shareholders by enabling the Corporation to attract, retain, and reward employees, directors, and outside consultants of the Corporation and its subsidiaries. It is also intended to strengthen the mutuality of interests between such employees, directors, and consultants and the Corporation’s shareholders. The Plan is designed to serve these purposes by offering stock options and other equity-based incentive awards, thereby providing a proprietary interest in pursuing the long-term growth, profitability, and financial success of the Corporation.

ARTICLE 2

DEFINITIONS

2.1 Defined Terms. For purposes of the Plan, the following terms have the meanings set forth below:

“Affiliate” means any parent corporation or subsidiary corporation of the Corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

“Award” means an award or grant made to a Participant of Options, Stock Appreciation Rights, Restricted Awards, or Other Stock-Based Awards pursuant to the Plan.

“Award Agreement” means an agreement as described in Section 5.4.

“Board” means the Board of Directors of the Corporation.

“Change in Control” means:

(i) Any one person or entity, or more than one person or entity acting as a group (as defined in Treasury Regulation Section 1.409A-3), acquires ownership of stock of the Corporation that, together with stock previously held by the acquiror, constitutes more than fifty (50%) percent of the total fair market value or total voting power of the Corporation’s stock. If any one person or entity, or more than one person or entity acting as a group, is considered to own more than fifty (50%) percent of the total fair market value or total voting power of the Corporation’s stock, the acquisition of additional stock by the same person or entity or persons or entities acting as a group does not cause a Change in Control. An increase in the percentage of stock owned by any one person or entity, or persons or entities acting as a group, as a result of a transaction in which the Corporation acquires its stock in exchange for property, is treated as an acquisition of stock; or

2012 Equity Incentive Plan

(ii) A majority of the members of the Corporation’s board of directors is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the board of directors prior to the date of appointment or election; or

(iii) Any one person or entity, or more than one person or entity acting as a group, acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by that person or entity or persons or entities acting as a group) assets from the Corporation that have a total gross fair market value equal to at least forty (40%) percent of the total gross fair market value of all the Corporation’s assets immediately prior to the acquisition or acquisitions. Gross fair market value means the value of the Corporation’s assets, or the value of the assets being disposed of, without regard to any liabilities associated with these assets.

In determining whether a Change in Control occurs, the attribution rules of Code Section 318 apply to determine stock ownership. The stock underlying a vested option is treated as owned by the individual who holds the vested option, and the stock underlying an unvested option is not treated as owned by the individual who holds the unvested option.

“Change in Control Date” means the date a Change in Control actually occurs.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor statute, together with rules, regulations, and interpretations promulgated thereunder.

“Committee” means the committee appointed by the Board, if any, to administer the Plan as provided in Article 3 of the Plan. If no separate committee has been appointed to administer the Plan, the term “Committee” will refer to the full Board as administrator of the Plan.

“Common Stock” means the common stock of the Corporation.

“Consultant” means any consultant or adviser to the Corporation or an Affiliate selected by the Committee, who is not an employee of the Corporation or an Affiliate.

“Continuing Restriction” means a Restriction contained in Sections 5.5(d), 5.5(g), 13.4, 13.5, 13.7 and 13.8 of the Plan and any other Restrictions expressly designated by the Committee in an Award Agreement as a Continuing Restriction.

“Continuous Service” means that the Participant’s service with the Corporation, or an Affiliate whether as an Employee, Non-Employee Director or Consultant, is not interrupted or terminated. The Committee may in its sole discretion determine whether Continuous Service shall be considered interrupted in the case of (i) any leave of absence approved by the Corporation, including sick leave, maternity leave, military leave or any other personal leave, or (ii) a change in the capacity in which the Participant renders services to the Corporation or an Affiliate.

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“Corporation” means CytoDyn Inc., a Colorado corporation, or any successor corporation.

“Disability” means the condition of being “disabled” within the meaning of Section 22(e)(3) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute, together with rules and interpretations promulgated thereunder.

“Fair Market Value” means, on any given day, the fair market value per share of the Common Stock determined as follows:

(a) If the Common Stock is traded on an established securities exchange, including without limitation The Nasdaq Stock Market or any successor market thereto, the closing sale price of Common Stock as reported for such day by the principal exchange on which the Common Stock is traded (as determined by the Committee) or, if Common Stock was not traded on such day, on the next preceding day on which the Common Stock was traded;

(b) If trading activity in the Common Stock is reported on an established over-the-counter market, including without limitation the OTC Markets or any successor market thereto, the closing sale price of Common Stock as reported for such day by the principal market on which the Common Stock is traded (as determined by the Committee) or, if Common Stock was not traded on such day, on the next preceding day on which the Common Stock was traded;

(c) If there is no market for the Common Stock or if trading activities for the Common Stock are not reported in one of the manners described above, the Fair Market Value will be as determined by the Committee, including valuation by an independent appraisal that satisfies the requirements of Code Section 401(a)(28)(C) as of a date that is no more than twelve (12) months before the date of the transaction for which the appraisal is used (e.g., the date of grant of an Award) or such other reasonable valuation method acceptable under Treasury Regulation Section 1.409A-1(b)(5)(iv).

“Incentive Stock Option” or “ISO” means any Option intended to be an “incentive stock option” within the meaning of Section 422 of the Code.

“Non-Employee Director” means a member of the Board who is not an employee of the Corporation or any Affiliate.

“Nonqualified Option” or “NQO” means any Option granted pursuant to the Plan that is not an Incentive Stock Option.

“Option” means an ISO or an NQO.

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“Other Stock-Based Award” means an Award as defined in Section 9.1.

“Participant” means an employee of the Corporation or an Affiliate, a Consultant or a Non-Employee Board Director who is granted an Award under the Plan.

“Plan” means this CytoDyn Inc. 2012 Equity Incentive Plan, as set forth herein and as it may be amended from time to time.

“Reporting Person” means a Participant who is subject to the reporting requirements of Section 16(a) of the Exchange Act.

“Restricted Award” means a Restricted Share or a Restricted Unit granted pursuant to Article 8 of the Plan.

“Restricted Share” means an Award described in Section 8.1(a) of the Plan.

“Restricted Unit” means an Award of units representing Shares described in Section 8.1(b) of the Plan.

“Restriction” means a provision in the Plan or in an Award Agreement which limits the exercisability or transferability, or which governs the forfeiture or required sale, of an Award or Shares, cash, or other property payable pursuant to an Award.

“Share” means a share of Common Stock.

“Stock Appreciation Right” or “SAR” means an Award to benefit from the appreciation of Common Stock granted pursuant to the provisions of Article 7 of the Plan.

“Vest,” “Vesting,” or “Vested” means:

(a) In the case of an Award that requires exercise, to be or to become immediately and fully exercisable and free of all Restrictions (other than Continuing Restrictions);

(b) In the case of an Award that is subject to forfeiture, to be or to become nonforfeitable, freely transferable, and free of all Restrictions (other than Continuing Restrictions);

(c) In the case of an Award that is required to be earned by attaining specified performance goals, to be or to become earned and nonforfeitable, freely transferable, and free of all Restrictions (other than Continuing Restrictions); or

(d) In the case of any other Award as to which payment is not dependent solely upon the exercise of a right, election, or option, to be or to become immediately payable and free of all Restrictions (except Continuing Restrictions).

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2.2 Gender and Number. Except where otherwise indicated by the context, any masculine or feminine terminology used in the Plan also includes the opposite gender; and the definition of any term in Section 2.1 in the singular also includes the plural, and vice versa.

ARTICLE 3

ADMINISTRATION

3.1 Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3.2. The body administering the plan from time to time is referred to herein as the “Committee.”

3.2 Delegation to Committee. The Board may delegate administration of the Plan to a Committee or Committees of one (1) or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to further delegate administrative powers, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and re-vest in the Board the administration of the Plan.

3.3 Authority of the Committee. The Committee has full power and authority (subject to such orders or resolutions as may be issued or adopted from time to time by the Board in the event of delegation to a board committee) to administer the Plan in its sole discretion, including the authority to:

(a) Construe and interpret the Plan and any Award Agreement;

(b) Promulgate, amend, and rescind rules and procedures relating to the implementation of the Plan;

(c) Select the employees, Non-Employee Directors, and Consultants who will be granted Awards;

(d) Determine the number and types of Awards to be granted to each Participant;

(e) Determine the number of Shares, or Share equivalents, to be subject to each Award;

(f) Determine the Fair Market Value of Shares if no public market exists for such Shares;

(g) Determine the option price, purchase price, base price, or similar feature for any Award

(h) Accelerate Vesting of Awards and waive any Restrictions; and

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(i) Determine all the terms and conditions of all Award Agreements, consistent with the requirements of the Plan.

Decisions of the Committee, or any delegate as permitted by the Plan, will be final, conclusive, and binding on all Participants.

3.4 Action by the Committee. A majority of the members of the Committee will constitute a quorum for the transaction of business. Action approved by a majority of the members present at any meeting at which a quorum is present, or action in writing by all of the members of the Committee, will be the valid acts of the Committee.

3.5 Further Delegation. Notwithstanding the foregoing, the Committee may delegate to one or more officers of the Corporation the authority to determine the recipients, types, amounts, and terms of Awards granted to Participants who are not Reporting Persons.

ARTICLE 4

DURATION; SHARES SUBJECT TO THE PLAN; ELIGIBILITY

4.1 Duration of the Plan. The Plan is effective as of the Effective Date. The Plan will terminate ten years after the Effective Date or, if earlier, when Awards have been granted covering all available Shares or the Plan is otherwise terminated by the Board. Termination of the Plan will not affect outstanding Awards.

4.2 Prior Plans. The Plan is separate from the CytoDyn Inc. 2004 Stock Incentive Plan (the “Prior Plan”). The adoption of the Plan neither affects nor is affected by the continued existence of the Prior Plan except that no further Awards will be granted under the Prior Plan after the Effective Date.

4.3 Shares Subject to the Plan. The Shares which may be made subject to Awards under the Plan are Shares of Common Stock, which may be either authorized and unissued Shares or reacquired Shares. Subject to adjustment pursuant to Article 11, the maximum number of Shares for which Awards may be granted under the Plan is 3,000,000, and the maximum aggregate number of Shares that may be issued under the Plan through Incentive Stock Options is 2,500,000. If an Award under the Plan is canceled or expires for any reason prior to having been fully Vested or exercised by a Participant, is settled in cash in lieu of Shares or is exchanged for other Awards, or is otherwise forfeited or terminated, all Shares covered by such Awards will be added back into the number of Shares available for future Awards under the Plan. In addition, if the exercise price of any Option granted under the Plan is satisfied by tendering Shares to the Corporation, only the number of Shares issued net of Shares tendered to the Corporation shall be deemed delivered for purposes of determining the maximum number of Shares available under the Plan.

4.4 Reservation of Shares. The Corporation, during the term of the Plan and outstanding Awards, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

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4.5 Eligibility. Employees of the Corporation and any subsidiary (including employees who may also be directors of the Corporation or a subsidiary), Consultants, and Non-Employee Directors are eligible to receive Awards under the Plan.

ARTICLE 5

AWARDS

5.1 Types of Awards. The types of Awards that may be granted under the Plan are:

(a) Options governed by Article 6 of the Plan;

(b) Stock Appreciation Rights governed by Article 7 of the Plan;

(c) Restricted Awards governed by Article 8 of the Plan; and

(d) Other Stock-Based Awards or combination awards governed by Article 9 of the Plan.

In the discretion of the Committee, any Award may be granted alone, in addition to, or in tandem with other Awards under the Plan.

5.2 General. Subject to the limitations of the Plan, the Committee may cause the Corporation to grant Awards to such Participants, at such times, of such types, in such amounts, for such periods, with such option prices, purchase prices, or base prices, and subject to such terms, conditions, limitations, and restrictions as the Committee, in its discretion, deems appropriate. Awards may be granted as additional compensation to a Participant or in lieu of other compensation to such Participant. A Participant may receive more than one Award and more than one type of Award under the Plan.

5.3 Nonuniform Determinations. The Committee’s determinations under the Plan or under one or more Award Agreements, including, without limitation, (a) the selection of Participants to receive Awards, (b) the type, form, amount, and timing of Awards, (c) the terms of specific Award Agreements, and (d) elections and determinations made by the Committee with respect to exercise or payments of Awards, need not be uniform and may be made by the Committee selectively among Participants and Awards, whether or not Participants are similarly situated.

5.4 Award Agreements. Each Award will be evidenced by a written agreement (an “Award Agreement”) between the Corporation and the Participant. Award Agreements may, subject to the provisions of the Plan, contain any provision approved by the Committee.

5.5 Provisions Governing All Awards. All Awards are subject to the following provisions:

(a) Alternative Awards. If any Awards are designated in their Award Agreements as alternative to each other, the exercise of all or part of one Award will automatically cause an immediate equal (or pro rata) corresponding termination of the other alternative Award or Awards.

2012 Equity Incentive Plan

(b) Rights as Shareholders. No Participant will have any rights of a shareholder with respect to Shares subject to an Award until such Shares are issued in the name of the Participant.

(c) Employment Rights. Neither the adoption of the Plan nor the granting of any Award confers on any person the right to continued employment with the Corporation or any Affiliate or the right to remain as a director of or a Consultant to the Corporation or any Affiliate, as the case may be, nor does it interfere in any way with the right of the Corporation or an Affiliate to terminate such person’s employment or to remove such person as a Consultant or as a director at any time for any reason, with or without cause.

(d) Restriction on Transfer. Unless otherwise expressly provided in an individual Award Agreement, each Award (other than Restricted Shares after they Vest) will not be transferable other than by will or the laws of descent and distribution and will be exercisable (if exercise is required), during the lifetime of the Participant, only by the Participant or, in the event the Participant becomes legally incompetent, by the Participant’s guardian or legal representative. Notwithstanding the foregoing, any Award may be surrendered to the Corporation pursuant to Section 5.5(h) in connection with the payment of the purchase or option price of another Award or the payment of the Participant’s federal, state, or local tax withholding obligation with respect to the exercise or payment of another Award.

(e) Termination of Employment. The terms and conditions under which an Award may be exercised, if at all, after a Participant’s termination of employment or service as a Non-Employee Board Director or Consultant will be determined by the Committee and specified in the applicable Award Agreement.

(f) Change in Control. In connection with a Change in Control, the Committee, in its sole discretion, may, unless otherwise provided in an Award Agreement:

(i) Provide that, upon the occurrence of a Change in Control Date, each outstanding Award will become immediately Vested to the full extent not previously Vested. Any such acceleration of Award Vesting must comply with applicable regulatory requirements and any Participant will be entitled to decline the accelerated Vesting of all or any portion of his or her Award, if he or she determines that such acceleration may result in adverse tax consequences to him or her; and

2012 Equity Incentive Plan

(ii) In the event the Board approves a proposal that will result in a Change in Control or a Change in Control Date occurs (each, a “Transaction”), the Committee may, in its sole discretion, and to the extent possible under the structure of the Transaction, select one of the following alternatives for treating outstanding Awards under the Plan:

(A) The Committee may provide that outstanding Awards will be converted into or replaced by Awards of a similar type in the stock of the surviving or acquiring corporation in the Transaction. The amount and type of securities subject to and the exercise price (if applicable) of the replacement or converted Awards will be determined by the Committee based on the exchange ratio, if any, used in determining shares of the surviving corporation to be issued to holders of Shares of the Corporation. If there is no exchange ratio in the Transaction, the Committee will, in making its determination, take into account the relative values of the companies involved in the Transaction and such other factors as the Committee deems relevant. Such replacement or converted Awards will continue to Vest over the period (and at the same rate) as the Awards which the replacement or converted Awards replaced, unless determined otherwise by the Committee; or

(B) The Committee may provide a 10-day period prior to the consummation of the Transaction during which all outstanding Awards will tentatively become fully Vested, and upon consummation of such Transaction, all outstanding and unexercised Awards will immediately terminate. If the Committee elects to provide such 10-day period for the exercise of Awards, the Committee must provide written notice (a “Proposal Notice”) to all Participants at least 15 days prior to the commencement of such 10-day period and must so state its intention to terminate all unexercised Awards. Participants, by written notice to the Corporation, may exercise their Awards and, in so exercising the Awards, may condition such exercise upon, and provide that such exercise will become effective immediately prior to, the consummation of the Transaction, in which event Participants need not make payment for any Common Stock to be purchased upon exercise of an Award until five days after written notice by the Corporation to the Participants that the Transaction has been consummated. If the Transaction is consummated, each Award, to the extent not previously exercised prior to the consummation of the Transaction, will terminate and cease being exercisable as of the effective date of such Transaction. If the Transaction is abandoned, (1) all outstanding Awards not exercised will continue to be Vested and exercisable, to the extent such Awards were Vested and exercisable prior to the date of a Proposal Notice, and (2) to the extent that any Awards not exercised prior to such abandonment have become Vested and exercisable solely by operation of this Section 5.5(f)(ii), such Vesting and exercisability will be deemed annulled, and the Vesting and exercisability provisions otherwise in effect will be reinstituted, as of the date of such abandonment; or

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(C) The Committee may provide that outstanding Awards that are not fully Vested will become fully Vested subject to the Corporation’s right to pay each Participant a cash amount (determined by the Committee and based on the amount, if any, being received by the Corporation’s shareholders in the Transaction) in exchange for cancellation of the applicable Award.

Unless the Committee specifically provides otherwise in a Change in Control provision for a specific Award Agreement, Awards will become Vested as of a Change in Control Date only if, or to the extent, such acceleration in the Vesting of the Awards does not result in an “excess parachute payment” within the meaning of Section 280G(b) of the Code. The Committee, in its discretion, may include specific Change in Control provisions in some Award Agreements and not in others, may include different Change in Control provisions in different Award Agreements, and may include Change in Control provisions for some Awards or some Participants and not for others.

(g) Conditioning or Accelerated Benefits. The Committee, in its discretion, may include in any Award Agreement a provision conditioning or accelerating the Vesting of an Award or the receipt of benefits pursuant to an Award, either automatically or in the discretion of the Committee, upon the occurrence of specified events, including without limitation, a Change in Control of the Corporation (subject to the foregoing), a sale of all or substantially all of the property and assets of Corporation, or an event of the type described in Article 11 of this Plan.

(h) Payment of Purchase Price and Withholding. The Committee, in its discretion, may include in any Award Agreement a provision permitting the Participant to pay the purchase or option price, if any, for Shares or other property issuable pursuant to the Award, in whole or in part by any one or more of the following methods; provided, however, that the availability of any one or more methods of payment may be suspended from time to time if the Committee determines that the use of such payment method would result in adverse financial accounting treatment for the Corporation or a violation of laws or regulations applicable to the Corporation:

(i) By delivering cash or a check;

(ii) By delivering previously owned Shares (including Restricted Shares, whether or not Vested);

(iii) By reducing the number of Shares or other property otherwise Vested and issuable pursuant to the Award;

(iv) Unless specifically prohibited by any applicable statute or rule, including, without limitation, the provisions of the Sarbanes-Oxley Act of 2002, by delivering to the Corporation a promissory note on such terms and over such period as the Committee may determine;

(v) In the event Shares are publicly traded, by delivery (in a form approved by the Committee) of an irrevocable direction to a securities broker acceptable to the Committee (subject to the provisions of the Sarbanes-Oxley Act of 2002 and any other applicable statute or rule); or

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(vi) In any combination of the foregoing or in any other form approved by the Committee.

If Restricted Shares are surrendered in full or partial payment of the purchase or option price of Shares issuable under an Award, a corresponding number of the Shares issued upon exercise of the Award will be Restricted Shares subject to the same Restrictions as the surrendered Restricted Shares. Shares withheld or surrendered as described above will be valued based on their Fair Market Value on the date of the transaction. Any Shares withheld or surrendered with respect to a Reporting Person will be subject to such additional conditions and limitations as the Committee may impose to comply with the requirements of the Exchange Act.

(i) Service Periods. At the time of granting an Award, the Committee may specify, by resolution or in the Award Agreement, the period or periods of service performed or to be performed by the Participant in connection with the grant of the Award.

ARTICLE 6

OPTIONS

6.1 Types of Options. Options granted under the Plan may be in the form of Incentive Stock Options or Nonqualified Options. The grant of each Option and the Award Agreement governing each Option will identify the Option as an ISO or an NQO. In the event the Code is amended to provide for tax-favored forms of stock options other than or in addition to Incentive Stock Options, the Committee may grant Options under the Plan meeting the requirements of such forms of options. ISOs may not be awarded unless the Plan is approved by shareholders within 12 months of adoption of the Plan.

6.2 General. All Options will be subject to the terms and conditions set forth in Article 5 and this Article 6 and Award Agreements governing Options may contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee deems desirable.

6.3 Option Price. Each Award Agreement for Options will state the option exercise price per Share of Common Stock purchasable under the Option, which may not be less than 100 percent of the Fair Market Value of a Share on the date of grant for all Options.

6.4 Option Term. The Award Agreement for each Option will specify the term of each Option, which may be unlimited or may have a specified period during which the Option may be exercised, as determined by the Committee, provided, however, that no ISO may be exercisable after the expiration of 10 years from the date such ISO is granted.

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6.5 Time of Exercise. The Award Agreement for each Option will specify, as determined by the Committee:

(a) The time or times when the Option becomes exercisable and whether the Option becomes exercisable in full or in graduated amounts based on: (i) continuation of employment over a period specified in the Award Agreement, (ii) satisfaction of performance goals or criteria specified in the Award Agreement, or (iii) a combination of continuation of employment and satisfaction of performance goals or criteria; and

(b) Such other terms, conditions, and restrictions as to when the Option may be exercised as determined by the Committee.

(c) The extent, if any, to which the Option will remain exercisable after the Participant ceases to be an employee, Consultant, or director of Corporation or an Affiliate.

An Award Agreement for an Option may, in the discretion of the Committee, provide whether, and to what extent, the time when an Option becomes exercisable may be accelerated or otherwise modified (i) in the event of the death, Disability, or retirement of the Participant or (ii) upon the occurrence of a Change in Control. The Committee may, at any time in its discretion, accelerate the time when all or any portion of an outstanding Option becomes exercisable.

6.6 Special Rules for Incentive Stock Options. In the case of an Option designated as an Incentive Stock Option, the terms of the Option and the Award Agreement will conform with the statutory and regulatory requirements specified pursuant to Section 422 of the Code, as in effect on the date such ISO is granted. ISOs may be granted only to employees of the Corporation or an Affiliate. ISOs may not be granted under the Plan after ten years following the date specified in Section 1.1, unless the ten-year limitation of Section 422(b)(2) of the Code is removed or extended.

6.7 Restricted Shares. In the discretion of the Committee, the Shares issuable upon exercise of an Option may be Restricted Shares if so provided in the Award Agreement for the Option.

6.8 Limitation on Number of Shares Subject to Options. In no event may Options for more than 1,000,000 Shares be granted to any individual under the Plan during any calendar year. To the extent required by Section 162(m) of the Code, if any Option is canceled, the canceled Option shall continue to be counted against the maximum number of Shares for which Options may be granted to an individual under the Plan.

ARTICLE 7

STOCK APPRECIATION RIGHTS

7.1 General. Stock Appreciation Rights are subject to the terms and conditions set forth in Article 5 and this Article 7 and Award Agreements governing Stock Appreciation Rights may contain such additional terms and conditions, not inconsistent with the express terms of the Plan, as the Committee deems desirable.

7.2 Nature of Stock Appreciation Right. A Stock Appreciation Right is an Award entitling a Participant to receive an amount equal to the excess (or, if the Committee

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determines at the time of grant, a portion of the excess) of the Fair Market Value of a Share of Common Stock on the date of exercise of the SAR over the base price, as described below, on the date of grant of the SAR, multiplied by the number of Shares with respect to which the SAR is being exercised. The base price will be designated by the Committee in the Award Agreement for the SAR and may be the Fair Market Value of a Share on the grant date of the SAR or such other higher price as the Committee determines. The base price may not be less than the Fair Market Value of a Share on the grant date of the SAR.

7.3 Exercise. A Stock Appreciation Right may be exercised by a Participant in accordance with procedures established by the Committee. The Committee may also provide that a SAR will be automatically exercised on one or more specified dates or upon the satisfaction of one or more specified conditions.

7.4 Form of Payment. Payment upon exercise of a Stock Appreciation Right may be made in cash, in Shares, in other property, or in any combination of the foregoing, or in any other form as the Committee may determine.

7.5 Limitation on Number of Stock Appreciation Rights. The maximum number of Shares with respect to which Stock Appreciation Rights may be granted to any individual under the Plan during any calendar year is 1,000,000. To the extent required by Section 162(m) of the Code, if any SAR is canceled, the canceled SAR shall continue to be counted against the maximum number of Shares for which SARs may be granted to an individual under the Plan.

ARTICLE 8

RESTRICTED AWARDS

8.1 Types of Restricted Awards. Restricted Awards granted under the Plan may be in the form of either Restricted Shares or Restricted Units.

(a) Restricted Shares. A Restricted Share is an Award of Shares to a Participant subject to such terms and conditions as the Committee deems appropriate, including, without limitation, a requirement that the Participant forfeit such Restricted Shares back to the Corporation upon termination of Participant’s employment (or service as a Non-Employee Board Director or Consultant) for specified reasons within a specified period of time or upon other conditions, including failure to achieve performance goals, as set forth in the Award Agreement for such Restricted Shares. Each Participant receiving a Restricted Share will be issued a stock certificate in respect of such Shares, registered in the name of such Participant, and will execute a stock power in blank with respect to the Shares evidenced by such certificate. The certificate evidencing such Restricted Shares and the stock power will be held in custody by the Corporation until the Restrictions have lapsed.

(b) Restricted Units. A Restricted Unit is an Award of units (with each unit having a value equivalent to one Share) granted to a Participant subject to such terms and conditions as the Committee deems appropriate, and may include a requirement that the Participant forfeit such Restricted Units upon termination of Participant’s employment (or

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service as a Non-Employee Board Director or Consultant) for specified reasons within a specified period of time or upon other conditions, as set forth in the Award Agreement for such Restricted Units. The Committee will set the terms and conditions of the Award Agreement so that the Restricted Unit Award will comply with or be exempt from Code Section 409A.

8.2 General. Restricted Awards are subject to the terms and conditions of Article 5 and this Article 8 and Award Agreements governing Restricted Awards may contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee deems desirable.

8.3 Restriction Period. Award Agreements for Restricted Awards will provide that Restricted Awards, and the Shares subject to Restricted Awards, may not be transferred, and may provide that, in order for a Participant to Vest in such Restricted Awards, the Participant must remain in the employment (or remain as a Non-Employee Board Director or Consultant) of the Corporation or its Affiliates, subject to relief for reasons specified in the Award Agreement, for a period commencing on the grant date of the Award and ending on such later date or dates as the Committee may designate at the time of the Award (the “Restriction Period”). During the Restriction Period, a Participant may not sell, assign, transfer, pledge, encumber, or otherwise dispose of Shares received under or governed by a Restricted Award grant. The Committee, in its sole discretion, may provide for the lapse of restrictions in installments during the Restriction Period. In addition, the Committee, in its discretion, may condition Vesting of Restricted Awards on continued employment (or service as a Non-Employee Board Director or Consultant) or attainment of performance goals, or both.

8.4 Forfeiture. If a Participant ceases to be an employee (or Consultant or Non-Employee Director) of the Corporation or an Affiliate during the Restriction Period for any reason other than reasons which may be specified in an Award Agreement, the Award Agreement may require that all non-Vested Restricted Awards previously granted to the Participant be forfeited and returned to the Corporation.

8.5 Settlement of Restricted Awards.

(a) Restricted Shares. Upon Vesting of a Restricted Share Award, the restrictive stock legend on certificates for such Shares covering applicable Restrictions will be removed, the Participant’s stock power will be returned, and the Shares will no longer be Restricted Shares.

(b) Restricted Units. Upon Vesting of a Restricted Unit Award, a Participant is entitled to receive payment for Restricted Units in an amount equal to the aggregate Fair Market Value of the Shares covered by such Restricted Units at the expiration of the Applicable Restriction Period. Payment in settlement of a Restricted Unit will be made as soon as practicable following the conclusion of the applicable Restriction Period in cash, in installments, in Restricted Shares or unrestricted Shares equal to the number of Restricted Units or in any other manner or combination as the Committee, in its sole discretion, determines.

2012 Equity Incentive Plan

8.6 Rights as a Shareholder. A Participant has, with respect to unforfeited Shares received under a grant of Restricted Shares, all the rights of a shareholder of the Corporation, including the right to vote the shares and the right to receive any cash dividends. Stock dividends issued with respect to Restricted Shares will be treated as additional Shares covered by the grant of Restricted Shares and will be subject to the same Restrictions. A Participant will have no rights as a shareholder with respect to a Restricted Unit Award until Shares are issued to the Participant in settlement of the Award.

8.7 Limitation in Number of Restricted Awards. The aggregate number of Shares subject to Restricted Share Awards and Restricted Unit Awards that may be granted under the Plan may not exceed 2,500,000 Shares.

ARTICLE 9

OTHER STOCK-BASED AND COMBINATION AWARDS

9.1 Other Stock-Based Awards. The Committee may grant other Awards under the Plan pursuant to which Shares are or may in the future be acquired, or Awards denominated in or measured by Share equivalent units, including Awards valued using measures other than the market value of Shares. Other Stock-Based Awards are not restricted to any specific form or structure and may include, without limitation, Share purchase warrants, other rights to acquire Shares, and securities convertible into or redeemable for Shares. Such Other Stock-Based Awards may be granted either alone, in addition to, or in tandem with, any other type of Award granted under the Plan.

9.2 Combination Awards. The Committee may also grant Awards under the Plan in tandem or combination with other Awards or in exchange of Awards, or in tandem or combination with, or as alternatives to, grants or rights under any other employee plan of the Corporation, including the plan of any acquired entity. No action authorized by this section will reduce the amount of any existing benefits or change the terms and conditions thereof without the Participant’s consent.

ARTICLE 10

DIVIDEND EQUIVALENTS

Any Awards may, at the discretion of the Committee, earn dividend equivalents. In respect of any such Award which is outstanding on a dividend record date for Common Stock, the Participant may be credited with an amount equal to the amount of cash or stock dividends that would have been paid on the Shares covered by such Award, had such covered Shares been issued and outstanding on such dividend record date. The Committee will establish such rules and procedures governing the crediting of dividend equivalents, including the timing, form of payment, and payment contingencies of such dividend equivalents, as it deems appropriate or necessary.

ARTICLE 11

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, ETC.

11.1 Plan Does Not Restrict the Corporation. The existence of the Plan and the Awards granted under the Plan will not affect or restrict in any way the right or power of the

2012 Equity Incentive Plan

Board or the shareholders of the Corporation to make or authorize any adjustment, recapitalization, reorganization, or other change in the Corporation’s capital structure or its business, any merger or consolidation of the Corporation, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Corporation’s capital stock or the rights thereof, the dissolution or liquidation of the Corporation or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

11.2 Mandatory Adjustment. In the event of any stock dividend, stock split, reverse stock split, recapitalization, reclassification, or other distribution of the Corporation’s securities without the receipt of consideration by the Corporation, of or on the Common Stock, the Committee shall make proportionate adjustments or substitution to the aggregate number and type of Shares for which Awards may be granted under the Plan, the maximum number and type of Shares which may be sold or awarded to any Participant, the number and type of Shares covered by each outstanding Award, and the base price or purchase price per Share in respect of outstanding Awards.

11.3 Adjustments by the Committee. In the event of any change in capitalization affecting the Common Stock of the Corporation not described in Section 11.2 above, such proportionate adjustments, if any, as the Committee, in its sole discretion, may deem appropriate to reflect such change, will be made with respect to the aggregate number of Shares for which Awards in respect thereof may be granted under the Plan, the maximum number of Shares which may be sold or awarded to any Participant, the number of Shares covered by each outstanding Award, and the base price or purchase price per Share in respect of outstanding Awards. The Committee may also make such adjustments in the number of Shares covered by, and price or other value of, any outstanding Awards in the event of a spin-off or other distribution (other than normal cash dividends), of the Corporation assets to shareholders.

ARTICLE 12

AMENDMENT AND TERMINATION

The Board may amend, suspend, or terminate the Plan or any portion of the Plan at any time, provided that no amendment may be made without shareholder approval if such approval is required by applicable law or the requirements of an applicable stock exchange or registered securities association.

ARTICLE 13

MISCELLANEOUS

13.1 Tax Withholding. The Corporation has the right to deduct from any settlement of any Award under the Plan, including the delivery or Vesting of Shares or Awards, any federal, state, or local taxes of any kind required by law to be withheld with respect to such payments or to take such other action as may be necessary in the opinion of the Corporation to satisfy all obligations for the payment of such taxes. The recipient of any payment or distribution under the Plan has the obligation to make arrangements satisfactory to the Corporation for the satisfaction of any such tax withholding obligations. The Corporation will not be required to make any such payment or distribution under the Plan until such obligations are satisfied.

2012 Equity Incentive Plan

13.2 Unfunded Plan. The Plan will be unfunded and the Corporation will not be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of the Corporation to any person with respect to any Award under the Plan will be based solely upon any contractual obligations that may be effected pursuant to the Plan. No such obligation of the Corporation will be deemed to be secured by any pledge of, or other encumbrance on, any property of the Corporation.

13.3 Fractional Shares. No fractional Shares of Common Stock will be issued or delivered under the Plan or any Option, Options granted under the Plan will not be exercisable with respect to fractional Shares. In lieu of such fractional Shares, the Corporation will pay an amount in cash equal to the same fraction using the current market value of a Share of Common Stock.

13.4 Annulment of Awards. Any Award Agreement may provide that the grant of an Award payable in cash is revocable until cash is paid in settlement thereof or that grant of an Award payable in Shares is revocable until the Participant becomes entitled to the certificate in settlement thereof. In the event Participant’s employment (or services as a Non-Employee Director or Consultant) terminates for cause (as defined below), any Award which is revocable will be annulled as of the date of such termination for cause. For the purpose of this Section 13.4, the term “for cause” has the meaning set forth in the Participant’s employment agreement, if any, or otherwise means any discharge (or removal) for material or flagrant violation of the policies and procedures of the Corporation or for other performance or conduct which is materially detrimental to the best interests of the Corporation, as determined by the Committee.

13.5 Engaging in Competition With the Corporation. Any Award Agreement may provide that, if a Participant terminates employment (or service as a Non-Employee Board Director or Consultant) with the Corporation or an Affiliate for any reason whatsoever, and within a period of time (as specified in the Award Agreement) after the date thereof accepts employment with any competitor of (or otherwise engages in competition with) the Corporation, the Committee, in its sole discretion, may require such Participant to return to the Corporation the economic value of any Award that is realized or obtained (measured at the date of exercise, Vesting, or payment) by such Participant at any time during the period beginning on the date that is one year prior to the date of such Participant’s termination of employment (or service as a Non-Employee Board Director or Consultant) with the Corporation.

13.6 Other Corporation Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan are not to be deemed a part of a Participant’s regular, recurring compensation for purposes of the termination indemnity or severance pay law of any state or country and will not be included in, or have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by the Corporation or an Affiliate unless expressly so provided by such other plan or arrangements, or except where the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of cash compensation. Awards under the Plan may be made in combination with or in tandem with, or as alternatives to, grants, awards, or payments under any other Corporation or Affiliate plans, arrangements, or programs. The Plan notwithstanding, the Corporation or any Affiliate may adopt such other

2012 Equity Incentive Plan

compensation programs and additional compensation arrangements as it deems necessary to attract, retain, and reward employees and directors for their service with the Corporation and its Affiliates.

13.7 Securities Law Restrictions. No Shares may be issued under the Plan unless counsel for the Corporation is satisfied that such issuance will be in compliance with applicable federal and state securities laws. Certificates for Shares delivered under the Plan may be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange or registered securities association upon which the Common Stock is then listed or quoted, and any applicable federal or state securities laws. The Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

13.8 Continuing Restriction Agreement. Each Participant will, if requested by the Corporation and as a condition to issuance of Shares under the Plan upon an Award or exercise of an Award granted under the Plan that results in the issuance of Shares, become a party to and be bound by a stock restriction or other agreement with the Corporation containing restrictions on transfer of Shares, including a right of first refusal for the benefit of the Corporation, a market stand-off provision, and such other terms as the Corporation may reasonably require.

13.9 Governing Law. Except with respect to references to the Code or federal securities laws, the Plan and all actions taken thereunder will be governed by and construed in accordance with the laws of the state of Oregon, without regard to principles of conflict of laws.

As approved by the shareholders of CytoDyn Inc. on December 12, 2012

2012 Equity Incentive Plan